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                                                                    Exhibit 23.1


Consent of Independent Auditors


We consent to the incorporation by reference in the Registration Statements (Form S-3 No. 333-83492 and Form S-4 No. 333-121985) and in the related Prospectus and in the Registration Statements (Forms S-8 No. 333-121075, No. 333-108022, No. 333-56106, No. 333-42932, No.333-64167, No. 333-57781, No.
33-88426, No. 333-27835 and No. 333-27831) of GTECH Holdings Corporation of our reports dated April 22, 2005, with respect to the consolidated financial statements and schedule of GTECH Holdings Corporation, GTECH Holdings Corporation management's assessment of the effectiveness of internal control over financial reporting, and the effectiveness of internal control over financial reporting of GTECH Holdings Corporation, included in this Annual Report (Form 10-K) for the fiscal year ended February 26, 2005.


                                       /s/ Ernst & Young LLP



Boston, Massachusetts
April 22, 2005